                                                                    Exhibit 4.11


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the "AGREEMENT"), is entered into and made effective as of June , 2003 by and between PICK-UPS PLUS INC., (the "COMPANY") DONALD QUARTERMAN and the BUYER(S) listed on Schedule I attached to the Securities Purchase Agreement dated the date hereof. (the "SECURED PARTY").

         WHEREAS, the Company shall issue and sell to the Secured Party, as provided in the Securities Purchase Agreement dated the date hereof, and the Secured Party shall purchase up to One Hundred Eighty Thousand Dollars ($180,000) of five percent (5%) secured convertible debentures (the "CONVERTIBLE DEBENTURES"), which shall be convertible into shares of the Companys Company's common stock, par value $.001 (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), for a total purchase price of up to One Hundred Eighty Thousand Dollars ($180,000), in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached to the Securities Purchase Agreement;

         WHEREAS, to induce the Secured Party to enter into the transaction contemplated by the Securities Purchase Agreement, the Secured Convertible Debenture, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, and the Escrow Agreement (collectively referred to as the "TRANSACTION DOCUMENTS"), the Company hereby grants to the Secured Party a security interest in and to the pledged property identified on EXHIBIT "A" hereto (collectively referred to as the "Pledged Property") pursuant to the terms and conditions of this Agreement .

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                         DEFINITIONS AND INTERPRETATIONS

         Section 1.1.      RECITALS.

         The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

          Section 1.1. INTERPRETATIONS.

         Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

         Section 1.2. OBLIGATIONS SECURED.

         The obligations secured hereby are any and all obligations of the Company to the Secured Party, whether oral or written and whether arising before, on or after the date hereof including, without limitation, those obligations of the Company to the Secured Party under the Securities Purchase Agreement, Secured Convertible Debenture, Registration Rights Agreement and

Irrevocable Transfer Agent Instructions, in the principal amounts thereof outstanding from time to time, and any other amounts payable by or chargeable to the Company there under or hereunder (collectively, the "OBLIGATIONS").

                                   ARTICLE 2.

               PLEDGED COLLATERAL AND ADMINISTRATION OF COLLATERAL

         Section 2.1.      PLEDGED PROPERTY.

                  (a) Donald Quarterman hereby pledges to the Secured Party, and creates in the Secured Party for its benefit, a security interest, for such time as the Obligations shall remain outstanding, in and to two million (2,000,000) restricted shares of the Company, which have subsequently been transferred into the name of the Secured Party as set forth in EXHIBIT "A" attached hereto (collectively, the "PLEDGED PROPERTY"):

         The Pledged Property, as set forth in EXHIBIT "A" attached hereto, and the products thereof and the proceeds of all such items are hereinafter collectively referred to as the "PLEDGED COLLATERAL."

                  (b) Simultaneously with the execution and delivery of this Agreement, the Donald Quarterman shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the
Secured  Party  to  perfect  its  security  interest  in the  Pledged  Property.
Simultaneously with the execution and delivery of this Agreement, Donald Quarterman shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party's reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

         Section 2.2       RIGHTS; INTERESTS; ETC.

                  (a) So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

                           (i)  Donald  Quarterman  shall  not  be  entitled  to
exercise any and all rights pertaining to the Pledged
Property or any part thereof for any purpose; and

                           (ii)  Donald  Quarterman  shall  not be  entitled  to
receive and retain any and all payments paid or made in respect of the Pledged Property.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                           (i) All rights of Donald  Quartermanto  exercise  the
rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such rights and to receive


                                       2

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and hold as Pledged  Collateral such payments;  PROVIDED,  HOWEVER,  that if the
Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Collateral pursuant to Article V hereof, then all cash sums received by the Secured Party, or held by Company for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

                           (ii)  All  interest,   dividends,  income  and  other
payments and distributions which are received by Donald
Quarterman contrary to the provisions of Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, and shall be forthwith paid over to the Secured Party; or

                           (iii) The Secured Party in its sole discretion  shall
be authorized to sell any or all of the Pledged
Property at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Convertible Debenture as described herein

                  (c) Each of the following events shall constitute a default under this Agreement (each an "EVENT OF DEFAULT"):

                           (i) any default,  whether in whole or in part,  shall
occur in the payment to the Secured Party of principal, interest or other item comprising the Obligations as and when due or with respect to any other debt or obligation of the Company to a party other than the Secured Party;

                           (ii) any default,  whether in whole or in part, shall
occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Agreement or the Transaction Documents;

                           (iii)    the  Company  shall:  (1)  make   a  general
assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties;
(3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or

                           (iv) any case,  proceeding  or other  action shall be
commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.2(c)(iii) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of thirty (30) days.

                                       3

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                                   ARTICLE 3.

                          ATTORNEY-IN-FACT; PERFORMANCE

         Section 3.1. SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

        Upon the occurrence of an Event of Default, Donald Quarterman hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of Donald Quarterman or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to Donald Quarterman representing any payments in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine. To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property or Pledged Collateral to make payments directly to the Secured Party.

         Section 3.2. SECURED PARTY MAY PERFORM.

         If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1. AUTHORIZATION; ENFORCEABILITY.

         Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights or by the principles governing the availability of equitable remedies.

         Section 4.2. OWNERSHIP OF PLEDGED PROPERTY.

         Donald Quarterman warrants and represents that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance except for the security interests identified on EXHIBIT A hereto and the security interest created by this Agreement.

                                       4

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                                   ARTICLE 5.

                    DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

         Section 5.1. DEFAULT AND REMEDIES.

                  (a) If an Event of Default  described in Section 2.2(c)(i) and
(ii) occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Obligations shall become immediately due and payable. If an Event of Default described in Sections 2.2(c)(iii) or
(iv) occurs and is continuing for the period set forth therein, then the Obligations shall automatically become immediately due and payable without declaration or other act on the part of the Secured Party.

                  (b) Upon the occurrence of an Event of Default, the Secured Party shall,: (i) be entitled to receive all distributions with respect to the Pledged Collateral, (ii) to cause the Pledged Property to be transferred into the name of the Secured Party or its nominee, (iii) to dispose of the Pledged Property, and (iv) to realize upon any and all rights in the Pledged Property then held by the Secured Party.

         Section 5.2. METHOD OF REALIZING UPON THE PLEDGED PROPERTY : OTHER REMEDIES.

         Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party's right to realize upon the Pledged Property:

                  (a) Any item of the Pledged Property may be sold for cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without demand, advertisement or notice (except that the Secured Party shall give Donald Quarterman ten (10) business days' prior written notice of the time and place or of the time after which a private sale may be made (the "SALE NOTICE")), which notice period shall in any event is hereby agreed to be commercially reasonable. At any sale or sales of the Pledged Property, the Company may bid for and purchase the whole or any part of the Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party. Donald Quarterman will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.

                  (b) Any cash being held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as follows:

                           (i) to the  payment of all  amounts  due the  Secured
Party for the expenses reimbursable to it hereunder or owed to him pursuant to Section 8.3 hereof;

                           (ii) to the payment of the  Obligations  then due and
unpaid.
                                       5

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                           (iii) the  balance,  if any, to the person or persons
entitled thereto, including, without limitation, the Company.

                  (c) In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.

                  (d)

                           (i) If the Company fails to pay such amounts due upon
the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Company, wherever situated.

                           (ii) The  Company  agrees that it shall be liable for
any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Transaction Documents, including without limitation, reasonable legal fees and expenses.

                           (iii)  Donald  Quarterman  agrees  that he  shall  be
liable for any reasonable fees , expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in Section 8.3 hereof.

         Section 5.3. PROOFS OF CLAIM.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Company for the payment of the Obligations), subject to the rights of Previous Security Holders, shall be entitled and empowered, by intervention in such proceeding or otherwise:

                           (i) to file and prove a claim for the whole amount of
the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding), and

                           (ii) to  collect  and  receive  any  monies  or other
property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

         Section 5.4. DUTIES REGARDING PLEDGED COLLATERAL.

         The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party's possession.

                                   ARTICLE 6.

                              AFFIRMATIVE COVENANTS

         Donald Quarterman covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

         Section 6.1.      EXISTENCE, PROPERTIES, ETC.

                  Donald Quarterman shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party (which other loan instruments collectively shall be referred to as the "LOAN INSTRUMENTS") to which it is or will be a party, or perform any of its obligations hereunder or thereunder.

         Section 6.5.      DEFENSE OF COLLATERAL, ETC.

         Donald Quarterman shall defend and enforce its right, title and interest in and to any part of: (a) the Pledged Property ; and (b) Donald Quarterman shall defend the Secured Party's right, title and interest in and to each and every part of the Pledged Property, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.

         1.1. NOTICE OF DEFAULT.

         Donald Quarterman and the Company shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement, the Transaction Documents or any other Loan Instrument or any other agreement of Company for the payment of money, promptly upon the occurrence thereof.

         1.1. NOTICE OF LITIGATION.

         Donald Quarterman shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein instituted by any persons against the Pledged Prperty

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                                   ARTICLE 7.

                               NEGATIVE COVENANTS

         Donald Quarterman covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, he shall not:

         Section 7.1. LIENS AND ENCUMBRANCES.

         Shall not directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Property or offer or agree to do so, or own or acquire or agree to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement), or assign, pledge or in any way transfer or encumber its right to receive any income or other distribution or proceeds from any part of the Pledged Property or the Company's capital stock; or enter into any sale-leaseback financing respecting any part of the Pledged Property as lessee, or cause or assist the inception or continuation of any of the foregoing.

                                   ARTICLE 8.

                                  MISCELLANEOUS

         Section 8.1.      NOTICES.
         All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

                    If to the Secured Party:           Donald Quarterman





                    With a copy to:

       If to the Company :  Pick Ups Plus Inc.
                            4360 Ferguson Drive - Suite 120
                            Cincinnati, Ohio 45245
                            Attention: Robert White
                            Telephone: (513) 398-4344
                            Facsimile: (513) 398-9802

       With a Copy to:      Sichenzia Ross Friedman Ference LLP
                            1065 Avenue of the Americas - 21st Floor
                            New York, New York 10018
                            Attention: Gregory Sichenzia, Esq.
                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725

       If to Secured Party: Cornell Capital Partners, LP
                            101 Hudson Street -Suite 3606
                            Jersey City, NJ 07302
                            Attention: Mark Angelo
                            Portfolio Manager
                            Telephone: (201) 985-8300
                            Facsimile: (201) 985-8266

       With a Copy to:      Butler Gonzalez LLP
                            1000 Stuyvesant Avenue - Suite 6
                            Union, NJ 07083
                            Attention: David Gonzalez, Esq.
                            Telephone: (908) 810-8588
                            Facsimile: (908) 810-0973



         Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

         Section 8.2.      SEVERABILITY.
         If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         Section 8.3.      EXPENSES.

         In the event of an Event of Default, Donald Quarterman will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.

         Section 8.4.      WAIVERS, AMENDMENTS, ETC.

         The Secured Party's delay or failure at any time or times hereafter to require strict performance by Company or Donald Quarterman of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company or Donald Quarterman contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

         Section 8.5. CONTINUING SECURITY INTEREST.

         This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until the registration statement filed pursuant to the Registration Rights Agreement dated the date hereof is declared effective by the United States Securities and Exchange Commission; and (ii) be binding upon Donald Quarterman and his successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the registration statement bing declared effective by the United States Securities and Exchange Commission or satisfaction in full of the Obligations, Donald Quarterman shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof.

         Section 8.6. INDEPENDENT REPRESENTATION.

         Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

         Section 8.7. APPLICABLE LAW: JURISDICTION.

                            This Agreement  shall be governed by and interpreted
in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

         Section 8.8. WAIVER OF JURY TRIAL.

         AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

         Section 8.9.      ENTIRE AGREEMENT.
         This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.





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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.


                                 COMPANY:
                                 PICK-UPS PLUS INC.

                                 By:
                                 Name: Robert White
                                 Title: Chief Financial Officer

                                 DONALD QUARTERMAN

                                 By:_________________________________


                                 SECURED PARTY:
                                 CORNELL CAPITAL PARTNERS, LP

                                 By: Yorkville Advisors, LLC
                                 Its: General Partner


                                 By:_________________________________
                                 Name: Mark Angelo
                                 Title: Portfolio Manager





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                                    EXHIBIT B


                         DEFINITION OF PLEDGED PROPERTY

         For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of the Company:



    ------------------------------------------------------------------------
                Number of Shares             Stock Certificate Number
    ------------------------------------------------------------------------
                   2,000,000                          01640
    ------------------------------------------------------------------------


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